Exhibit 99.1

Planet 13 Announces Q2 2023 Financial Results

●	Q2 2023 Revenue of $25.8 million, compared to $24.9 million in Q1 2023

●	Q2 2023 Net loss of $4.3 million

●	Q2 2023 Adjusted EBITDA of $3.0 million

All figures are reported in United States dollars ($) unless otherwise indicated

Las Vegas, Nevada – August 9, 2023 – Planet 13 Holdings Inc. (CSE: PLTH) (OTCQX: PLNHF) (“Planet 13” or the “Company”), a leading vertically-integrated multi-state cannabis company, today announced its financial results for the three-month period ended June 30, 2023. Planet 13’s financial statements are prepared in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”).

“During the quarter, we grew our share of total Nevada state-wide sales and once again had some of the most sold brands across all major product categories. We had a steady quarter in California and across our business we saw improvement in gross margins and EBITDA margins sequentially. Overall we’ve had a good first half of the year,” said Larry Scheffler, Co-CEO of Planet 13.

“We are executing on the strategic goals we laid out at the beginning of the year. We continue to strengthen the destination appeal and reputation of the SuperStore and are making progress towards opening our consumption lounge. We are also nearing the completion of our new dispensary in Illinois, an exciting addition to our retail portfolio,” commented Bob Groesbeck, Co-CEO of Planet 13. “Between our ongoing construction projects, the strength of our business in Nevada and our rock-solid balance sheet 2024 is shaping up to be a good year for Planet 13.”

Financial Highlights – Q2 – 2023

Operating Results

All comparisons below are to the quarter ended June 30, 2022, unless otherwise noted

●

Revenue was $25.8 million as compared to $28.4 million, a decrease of 9.1%. The decline in revenue was driven by a decline in the average price of cannabis in Nevada, partially offset by an increase in wholesale revenue in Nevada.

●

Gross profit was $11.9 million or 46.0% as compared to $13.8 million or 48.7%. The decline in gross profit was driven by a decrease in the average price of cannabis in Nevada and a greater percentage of revenue coming from lower-margin wholesale revenue.

●

Total expenses were $15.4 million as compared to $15.6 million, a decrease of 1.6%. The decline in total expenses was driven by lower share-based compensation offset by higher professional fees associated with potential M&A.

●	Net loss of $4.3 million as compared to a net loss of $2.0 million. The increase in net loss was driven by lower gross profit dollars as well as high one-time costs associated with potential M&A.

●	Adjusted EBITDA of $3.0 million as compared to Adjusted EBITDA of $2.9 million. The higher Adjusted EBITDA margin was primarily due to improvement in the Company’s operating costs.

Balance Sheet

All comparisons below are to December 31, 2022, unless otherwise noted

●	Cash of $40.5 million as compared to $52.4 million
●	Total assets of $222.7 million as compared to $233.6 million
●	Total liabilities of $40.5 million as compared to $42.7 million

Q2 Highlights and Recent Developments

For a more comprehensive overview of these highlights and recent developments, please refer to Planet 13’s Management’s Discussion and Analysis of the Financial Condition and Results of Operations for the Three and Six Months Ended June 30, 2023 (the “MD&A”).

●	On June 23, 2023, Planet 13 announced they had received the first Nevada State conditional consumption lounge license.
●	On June 29, 2023, Planet 13 announced the return of Cannabition, an immersive cannabis experience.

Results of Operations (Summary)

The following tables set forth consolidated statements of financial information for the three-month periods ending June 30, 2023, and June 30, 2022.

Financial Highlights

Results of Operations

(Figures in millions	For the Three Months Ended
and % change based	June 30,	June 30,
on these figures)	2023	2022	change

Total Revenue	$25.83	$28.41	-9%
Gross Profit	$11.88	$13.82	-14%
Gross Profit %	46.0%	48.7%	-5%
Net income (Loss) Before Provision for Income Taxes	$(1.49)	$0.85	-274%
Net Loss	$(4.35)	$(2.04)	113%
Adjusted EBITDA	$3.00	$2.92	3%
Adjusted EBITDA Margin %	11.6%	10.3%

The Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2023, is available on the SEC’s website at www.sec.gov or at https://www.planet13holdings.com/investors/. The Company’s Management Discussion and Analysis for the period and the accompanying financial statements and notes are available under the Company's profile on SEDAR and on its website at https://www.planet13holdings.com/investors/.

This news release is not in any way a substitute for reading those financial statements, including the notes to the financial statements.

Conference Call

Planet 13 will host a conference call on August 9, 2023 at 5:00 p.m. ET to discuss its second quarter financial results and provide investors with key business highlights, strategy, and outlook. The call will be chaired by Larry Scheffler, Co-CEO, and Dennis Logan, CFO.

CONFERENCE CALL DETAILS

Date: August 9, 2023 | Time: 5:00 p.m. EST

Participant Dial-in: Toll Free 888-506-0062 or International 973-528-0011

Replay Dial-in: Toll Free 877-481-4010 or International 919-882-2331

(Available for 2 weeks)

Reference Number: 940077

Listen to webcast: https://www.webcaster4.com/Webcast/Page/2477/48812

Non-GAAP Financial Measures

There are financial measures included in this press release that are not in accordance with GAAP and therefore may not be comparable to similarly titled measures and metrics presented by other publicly traded companies. These non-GAAP financial measures should be considered as supplemental to, and not a substitute for, our reported financial results prepared in accordance with GAAP. The Company includes EBITDA and Adjusted EBITDA because it believes certain investors use these measures and metrics as a means of assessing financial performance. EBITDA is calculated as net income (loss) before interest, taxes, depreciation and amortization and Adjusted EBITDA is calculated as EBITDA before share-based compensation, the change in fair value of warrants and one-time non-recurring expenses.

The following table presents a reconciliation of net income (loss) to Adjusted EBITDA for each of the periods presented:

Reconciliation of Non-GAAP Adjusted EBITDA
(Figures in millions	For the Three Months Ended
and % change based	June 30,	June 30,
on these figures)	2023	2022	change

Net Income (Loss)	$(4.35)	$(2.04)	113%
Add impact of:
Interest income, net	$(0.30)	$(0.05)	561%
Provision for income taxes	$2.86	$2.89	-1%
Depreciation and amortization	$1.99	$1.96	1%
Depreciation included in cost of goods sold	$0.98	$0.72	36%
EBITDA	$1.18	$3.50	-66%
Change in fair value of warrants	$-	$(2.64)	-100%
Share-based compensation and related premiums	$0.60	$2.06	-71%
Professional fees expensed related to NGW acquisition	$-	$-	0%
Professional fees expensed related to M&A activities	$0.93	$-	0%
Professional fees expensed related to SEC Domestic Issuer Form 10 filing and U.S Domestication from British Columbia to Nevada	$0.28	$-	0%
Adjusted EBITDA	$3.00	$2.92	3%

For more information on Planet 13, visit the investor website (www.planet13holdings.com/investors).

About Planet 13

Planet 13 (www.planet13holdings.com) is a vertically integrated cannabis company, with award-winning cultivation, production and dispensary operations in Las Vegas and in Orange County, California. Planet 13 also holds a medical marijuana treatment center license in Florida and a conditional Social-Equity Justice Involved dispensing license in the Chicago region of Illinois. Planet 13's mission is to build a recognizable global brand known for world-class dispensary operations and a creator of innovative cannabis products. Licensed cannabis activity is legal in these states but remains illegal under U.S. federal law. Planet 13's shares trade on the Canadian Securities Exchange (CSE) under the symbol PLTH and are quoted on the OTCQX under the symbol PLNHF.

Cautionary Note Regarding Forward-Looking Information

This news release contains forward-looking information and forward-looking statements within the meaning of applicable securities laws. All statements, other than statements of historical fact, are forward-looking statements and are often, but not always, identified by phrases such as "plans", "expects", "proposed", "may", "could", "would", "intends", "anticipates", or "believes", or variations of such words and phrases. In this news release, forward-looking statements relate to our strategic goals or future performance. Such forward-looking statements reflect what management of the Company believes, or believed at the time, to be reasonable assumptions and accordingly readers are cautioned not to place undue reliance upon such forward-looking statements and that actual results may vary from such forward-looking statements. These assumptions, risks and uncertainties which may cause actual results to differ include, among others: final regulatory and other approvals or consents needed to operate our business; fluctuations in general macroeconomic conditions; inflationary pressures; fluctuations in securities markets; expectations regarding the size of the cannabis market in the states in which we currently operate in or contemplate future operations and changing consumer habits in such states; the ability of the Company to successfully achieve its business objectives; plans for expansion; political and social uncertainties including international conflict; inability to obtain adequate insurance to cover risks and hazards; and the presence of laws and regulations that may impose restrictions on cultivation, production, distribution and sale of cannabis and cannabis related products in the states in which we currently operate in or contemplate future operations; employee relations and other risks and uncertainties discussed under the heading "Risk Factors" in the Company's Annual Report on Form 10-K for the year ended December 31, 2022 filed with the U.S. Securities and Exchange Commission at www.sec.gov and on the Company's issuer profile on SEDAR at www.sedar.com and in the Company's periodic reports subsequently filed with the U.S. Securities and Exchange Commission and on SEDAR. No stock exchange, securities commission or other regulatory authority has approved or disapproved the information contained herein.

For further inquiries, please contact:

LodeRock Advisors Inc., Planet 13 Investor Relations

mark.kuindersma@loderockadvisors.com

Robert Groesbeck or Larry Scheffler

Co-Chief Executive Officers

ir@planet13lasvegas.com

PLANET 13 HOLDINGS INC. Interim Condensed Consolidated Balance Sheets (Unaudited, In United States Dollars)

	June 30,	December 31,
	2023	2022
ASSETS
Current Assets:
Cash	$40,467,525	$52,356,914
Accounts Receivable	1,320,998	1,326,795
Inventory	14,712,473	13,004,839
Prepaid Expenses and Other Current Assets	2,848,838	3,810,394
Total Current Assets	59,349,834	70,498,942

Property and Equipment	69,453,103	71,466,051
Intangible Assets	71,100,663	69,288,007
Right of Use Assets - Operating	21,650,593	21,168,171
Long-term Deposits and Other Assets	832,853	862,545
Deferred Tax Asset	318,294	346,257

TOTAL ASSETS	$222,705,340	$233,629,973

LIABILITIES AND SHAREHOLDERS' EQUITY
LIABILITIES
Current:
Accounts Payable	$3,018,576	$3,112,820
Accrued Expenses	6,989,504	8,072,224
Income Taxes Payable	781,233	2,826,501
Notes Payable - Current Portion	884,000	884,000
Operating Lease Liabilities	545,043	479,161
Total Current Liabilities	12,218,356	15,374,706

Long-Term Liabilities:
Operating Lease Liabilities	26,738,325	25,833,071
Warranty Liability	-	18,127
Other Long-term Liabilities	28,000	28,000
Deferred Tax Liability	1,482,864	1,487,204
Total Liabilities	40,467,545	42,741,108

Commitments and Contingencies (refer to Note 16)

SHAREHOLDERS' EQUITY
Common Shares, no par value, unlimited Common Shares authorized, 222,247,854 issued and outstanding at June 30, 2023 and 220,470,061 at December 31, 2022	-	-
Additional Paid-In Capital	314,025,857	312,023,359
Deficit	(131,788,062)	(121,134,494)
Total Shareholders' Equity	182,237,795	190,888,865

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$222,705,340	$233,629,973

PLANET 13 HOLDINGS INC. Interim Condensed Consolidated Statements of Operations and Comprehensive Loss (Unaudited, In United States Dollars)

	Three Months Ended
	June 30,	June 30,
	2023	2022

Revenues, net of discounts	$25,832,711	$28,412,230
Cost of Goods Sold	(13,950,477)	(14,587,723)
Gross Profit	11,882,234	13,824,507

Expenses:
General and Administrative	11,271,370	12,011,053
Sales and Marketing	1,332,498	887,436
Lease Expense	794,389	779,050
Depreciation	1,986,578	1,963,937
Total Expenses	15,384,835	15,641,476

Loss From Operations	(3,502,601)	(1,816,969)

Other Income (Expense):
Interest income, net	299,306	45,258
Foreign exchange gain (loss)	4,229	74,543
Change in fair value of warrant liability	-	2,635,425
Other Income (Expense), net	1,712,598	(85,698)
Total Other Income	2,016,133	2,669,528

Loss Before Provision for Income Taxes	(1,486,468)	852,559

Provision For Income Taxes
Current Tax Expense	(2,904,644)	(2,908,359)
Deferred Tax Recovery	41,787	16,275
	(2,862,857)	(2,892,084)

Net Loss and Comprehensive Loss	$(4,349,325)	$(2,039,525)

Loss per Share
Basic and diluted loss per share	$(0.02)	$(0.01)

Weighted Average Number of Common Shares
Basic and diluted	221,791,320	220,088,004

PLANET 13 HOLDINGS INC. Interim Condensed Consolidated Statements of Cash Flows (Unaudited, In United States Dollars)

	Six Months Ended
	June 30,	June 30,
	2023	2022
CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES
Net loss	$(10,653,568)	$(4,100,596)
Adjustments for items not involving cash:
Shared based compensation expense	1,323,618	4,116,573
Non-cash lease expense	2,559,990	1,799,593
Depreciation	6,230,026	5,316,191
Change in fair value of warrant liability	(18,127)	(6,795,234)
Loss on translation of warrant liability	-	12,758
Deferred tax recovery	(4,340)	-
Proceeds from lease incentive	-	1,000,000
Lease incentive amortization	(52,231)	(260,987)
Gain on sale of fixed assets	(14,749)	-
	(629,381)	1,088,298

Net Changes in Non-cash Working Capital Items	(4,079,677)	1,848,718
Repayment of lease liabilities	(2,016,581)	(1,751,380)
Total Operating	(6,725,639)	1,185,636

FINANCING ACTIVITIES
RSU withholding taxes paid in lieu of share issuance	(267,526)	-
Proceeds from exercise of warrants and options	-	97,980
Total Financing	(267,526)	97,980

INVESTING ACTIVITIES
Purchase of property, plant and equipment	(4,070,701)	(11,737,742)
Proceeds from sales of fixed assets	40,727	-
Purchase of 51% interest in Planet 13 Illinois	(866,250)	-
Net cash acquired through NGW acquisition	-	1,478,698
Total Investing	(4,896,224)	(10,259,044)

Effect of foreign exchange on cash	-	1,909

NET CHANGE IN CASH DURING THE PERIOD	(11,889,389)	(8,973,519)

CASH
Beginning of Period	52,356,914	61,588,843

End of Period	$40,467,525	$52,615,324